UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report: February 3, 2009
(Date of earliest event reported)
McAfee, Inc.
(Exact Name of Registrant as specified in Charter)

Delaware (State or other Jurisdiction of incorporation)	Commission File No.: 001-31216	77-0316593 (I.R.S. Employer Identification No.)
3965 Freedom Circle
Santa Clara, California 95054
(Address of Principal Executive Offices, including zip code)
(408) 346-3832
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
          On February 3, 2009, the Board of Directors (the “Board”) of McAfee, Inc., a Delaware corporation (the “Company”) adopted the Company’s Third Amended and Restated Bylaws (the “Bylaws”).
          The material amendments to the Company’s Second Amended and Restated Bylaws (the “Former Bylaws”) reflected in the Bylaws were effected in Articles I and II and pertain to (i) advance notice of stockholder nominations for the election of directors and other stockholder business and (ii) majority voting for the election of directors in uncontested elections.
          Advance Notice of Stockholder Nominations and Other Stockholder Business
          Amendments effected in Article I, Section 7 of the Bylaws specify, among other things, the following:
•	To be properly brought before an annual meeting or special meeting, nominations for the election of directors or other business must be:
o	specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board;

o	otherwise properly brought before the meeting by or at the direction of the Board; or

o	otherwise properly brought before the meeting by a stockholder who (a) is a stockholder of record at the time of the giving of notice required by the Bylaws and on the record date for the determination of stockholders entitled to vote at the meeting, and (b) has timely complied in proper written form with the notice procedures set forth in the Bylaws; and
•	The timing, form and content of the notice that is required to be given by a stockholder to the secretary of the Company in order for nominations for the election of directors or other business (to the extent permitted by the General Corporation Law of Delaware and the Bylaws) to be brought before an annual meeting or a special meeting by a stockholder.
          Majority Election of Directors
          Amendments effected in Article II, Section 2 of the Bylaws specify, among other things, the following:
•	That a nominee for director shall be elected to the Board if the votes cast for such nominee’s election exceed the votes cast against such nominee’s election; provided, however, that at a contested election meeting, directors shall be elected by a plurality of the votes cast by the holders of shares present;

•	That the Board shall not nominate for election as director any candidate who has not agreed to tender after election an irrevocable resignation that will be effective upon:
o	the failure of such director to be reelected at the next annual meeting of stockholders at which he or she faces reelection; and

o	acceptance of such resignation by the Board; and
•	That if a director nominee fails to receive the required number of votes for reelection, the Board shall, within 90 days, decide whether to accept the director’s resignation or disclose in a public filing its reasons for rejecting the resignation.
In addition to the amendments described above, conforming amendments to the Former Bylaws were made to effect the foregoing and other amendments were made to generally update the Former Bylaws and contemplate recent changes in and interpretations of the General Corporation Law of Delaware. The foregoing description of the amendments to the Former Bylaws does not purport to be complete and is qualified in its entirety by reference to the full text of the Bylaws, a copy of which is filed with this Current Report on Form 8-K as Exhibit 3.1.
Item 9.01. Financial Statements and Exhibits.
          (d) Exhibits:
3.1	Third Amended and Restated Bylaws of McAfee, Inc.

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

McAfee, Inc.
Date: February 6, 2009	By:	/s/ Mark D. Cochran
Mark D. Cochran
Executive Vice President and General Counsel

EXHIBIT INDEX
3.1	Third Amended and Restated Bylaws of McAfee, Inc.